Exhibit 4.3

              FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
                     dated as of October 16, 1992


     WHEREAS, WLR Foods, Inc. and the undersigned Purchasers entered into a Note Agreement dated as of May 1, 1991;

     WHEREAS, WLR Foods, Inc. and the undersigned Purchasers desire to amend the Note Agreement as set forth herein.

     NOW, THEREFORE, WLR Foods, Inc. and the undersigned Purchasers agree as follows:

     1. Section 5.11 of the Note Agreement is hereby amended by deleting the last paragraph of said section and replacing with the following

          The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after its date of declaration. Notwithstanding the foregoing, the Company may not and will not declare any dividend on preferred stock which constitutes a Restricted Payment payable more than 180 days after its date of declaration.

     2. All other terms and conditions of the Note Agreement shall remain the same.

     3. This Amendment shall be effective upon the execution of this Agreement by the Company and the holders of 66-2/3% in aggregate principal amount of the Notes outstanding.

















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     IN WITNESS WHEREOF,  the Company and  the Purchasers have  caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.


WLR Foods, Inc.                                 MIMLIC FUNDING, INC.

By:   /s/ Delbert L. Seitz                      By:  MIMLIC     Asset
Management Company
Title: Treasurer
                                                By: /s/ Alan Notvik
THE MINNESOTA MUTUAL LIFE                       Title: Alan Notvik,
INSURANCE COMPANY                                      Second Vice President

By: /s/ Alan Notvik                             NATIONWIDE LIFE INSURANCE
Title: Alan Notvik, Second Vice President       COMPANY

THE RELIABLE LIFE INSURANCE                     By: /s/ Jeffrey G. Mulburn
COMPANY                                         Title: Vice President

By: MIMLIC Asset Management Company             EMPLOYERS LIFE INSURANCE
                                                COMPANY OF WAUSAU
By: /s/ Alan Notvik
Title: Alan Notvik, Second Vice President       By: /s/ Jeffrey G. Mulburn
                                                Title:  Vice President
MUTUAL TRUST LIFE INSURANCE COMPANY

By:  MIMLIC Asset Management Company

By: /s/ Alan Notvik                             STAUNTON FARM CREDIT, ACA
Title: Alan Notvik, Second Vice President
                                                By: /s/ Richard E. Reeves
FEDERATED LIFE INSURANCE COMPANY                Title:  President

By: MIMLIC Asset Management Company

By: /s/ Alan Notvik
Title:  Alan Notvik, Second Vice President

TEXAS LIFE INSURANCE COMPANY

By:  MIMLIC Asset Management Company

By: /s/ Alan Notvik
Title:  Alan Notvik, Second Vice President













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